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                                                                     EXHIBIT 5.1


                     [MORRIS, MANNING & MARTIN LETTERHEAD]
                        A LIMITED LIABILITY PARTNERSHIP

                                ATTORNEYS AT LAW
                         1600 ATLANTA FINANCIAL CENTER
                           3343 PEACHTREE ROAD, N.E.

                          ATLANTA, GEORGIA 30326-1044
                             TELEPHONE 404 233-7000
                             FACSIMILE 404 365-9532

                                    MEMBER,
                           COMMERCIAL LAW AFFILIATES
                             WITH INDEPENDENT FIRMS
                         IN PRINCIPAL CITIES WORLDWIDE


                                __________, 1999


nFront, Inc.
Suite 100
520 Guthridge Court, NW
Norcross, Georgia 30092

         Re:  Registration Statement on Form S-1

Gentlemen:

         We have acted as counsel for nFront, Inc., a Georgia corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended, pursuant to a Registration Statement on Form S-1 (the "Registration Statement"), of a proposed offering of an aggregate of 3,900,000 shares of the Company's common stock, no par value per share (the "Common Stock"), consisting of 3,500,000 shares of the Common Stock being offered by the Company (the "Company Shares") and 400,000 shares of Common Stock being offered by certain selling shareholders (the "Selling Shareholder Shares"). In addition, the selling shareholders have granted to the underwriters an option to purchase 585,000 shares of Common Stock to cover over-allotments, if any (the "Over-Allotment Shares").

         We have examined such documents, corporate records, and other instruments as we have considered necessary and advisable for purposes of rendering this opinion. Based upon and subject to the foregoing, we are of the opinion that the Company Shares, the Selling Shareholder Shares and any Over-Allotment Shares being sold, when issued, sold and delivered as contemplated in the Registration Statement, will be duly authorized and validly issued and fully paid and nonassessable.

         This opinion is limited by and is in accordance with, the January 1, 1992, edition of the Interpretive Standards applicable to Legal Opinions to Third Parties in Corporate Transactions adopted by the Legal Opinion committee of the Corporate and Banking Law Section of the State Bar of Georgia.

         We hereby consent to the filing of this Opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption "Legal Matters" in the Prospectus contained in the Registration Statement.

                                       Very truly yours,

                                       MORRIS, MANNING & MARTIN
                                       a Limited Liability Partnership


                                       By:
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